  EXHIBIT 99.1

Terra Tech Corp. Reports Financial Results for Third Quarter 2020

IRVINE, CA – November 6, 2020 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”) today announced its financial results for the quarter ended September 30, 2020.

Mike Nahass, Chief Executive Officer of Terra Tech, commented, “Our third quarter results were impacted by the closure of our San Leandro dispensary, which was shut for the first half of July and the Oakland dispensary which was shut for the entire third quarter, following damage due to civil unrest that began in late May. Our cultivation facilities continued to sell wholesale cannabis products throughout the quarter, however the shift in revenue mix toward wholesale products continues to reduce our operating margin. Closing out this year and leading into 2021, our business will continue to focus on building out the key elements of our THC business in the California market. Terra Tech is maximizing near-term revenue streams and prioritizing the construction of our Hegenberger cultivation facility which is expected to reach completion at the end of 2020. We are working to further strengthen our balance sheet, through asset sales across the business, specifically in Nevada, in order to strengthen the Company’s cash position and streamline our resources toward our most lucrative THC projects. We’re working our way through the upheaval of recent months and have a strong vision for the future, which we are excited to pursue. With our Oakland and San Leandro dispensaries both up and running, we expect to see near-term revenue growth, followed by a ramp in 2021 as our Hegenberger cultivation and Dyer Rd retail assets contribute to sales and drive us toward profitability.”

Financial Update

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For the quarter ended September 30, 2020, the Company generated revenues from continuing operations of approximately $3.05 million, compared to approximately $5.48 million for the quarter ended September 30, 2019, a decrease of approximately $2.42 million. The decrease was due to the combined impact of COVID-19 and civil unrest. COVID-19 has reduced customer traffic and sales volume, while the civil unrest has resulted in damage and closure of one of our dispensaries for half of the month of July and the other for the entire quarter.

●

Terra Tech’s gross profit from continuing operations for the quarter ended September 30, 2020 was approximately $1.44 million, compared to a gross profit of approximately $3.18 million for the quarter ended September 30, 2019, a decrease of approximately $1.74 million. Gross margin for the quarter ended September 30, 2020 was approximately 47.1%, compared to approximately 58.1% for the quarter ended September 30, 2019. The decrease in gross margin was mainly due to our revenue decrease, but was also impacted by higher cost of sales. The cost of sales were negatively impacted by lower customer traffic which led to suboptimal purchasing volume which in turn pushed up unit cost.

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Selling, general and administrative expenses for the three months ended September 30, 2020 were approximately $5.59 million, compared to approximately $9.32 million for the three months ended September 30, 2019, a decrease of $3.73 million.

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The net loss attributable to Terra Tech for the three months ending September 30, 2020 was $18.16 million, or $0.09 per basic and diluted share, compared to $8.78 million, or $0.08 per basic and diluted share, for the three months ending September 30, 2019.

●	The Company had $2.34 million in cash as of September 30, 2020, compared with $1.23 million as of December 31, 2019.

●	Stockholders’ equity for the period ending September 30, 2020 amounted to approximately $35.16 million compared to approximately $75.33 million as of December 31, 2019.

Conference Call

The Company will host a conference call on Friday, November 6, 2020 at 4:30pm ET to discuss the financial and operational results.

Dial-In Number:                  1-857-232-0157

Access Code:                        422095

Mike Nahass, CEO of Terra Tech Corp., will be answering shareholder questions at the end of the call. Should you have questions during or prior to the conference call please send an email to TRTC@kcsa.com with TRTC Question in the subject line. Mr. Nahass will answer as many questions as time will allow.

For those unable to participate in the live conference call, a replay will be available at https://www.smallcapvoice.com/trtc/. An archived version of the webcast will also be available on the investor relations section of the company's website.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech is a holding company with a portfolio of investments focused on cannabis agricultural assets in the THC market and the research, development and commercialization of cannabinoid-based products. Backed by innovative science and best-in-class manufacturing, the company's mission is to deliver top-tier cannabis and cannabinoid-based products with a focus on its core cannabis business.

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Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of Terra Tech's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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TERRA TECH CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except for shares and per-share information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Total revenues	$3,053	$5,477	$9,806	$12,000
Cost of goods sold	1,615	2,295	4,796	4,917

Gross profit	1,438	3,182	5,010	7,083

Selling, general and administrative expenses	5,588	9,318	20,409	26,521
Impairment of assets	9,792	171	19,909	681
(Gain) / Loss on sale of assets	-	(893)	(35)	(893)
Loss on interest in joint venture	-	-	-	1,067

Loss from operations	(13,943)	(5,414)	(35,273)	(20,294)

Other income (expense):
Interest expense, net	(529)	(1,714)	(1,885)	(8,262)
Other income/loss	372	(984)	349	13

Total other income (expense)	(157)	(2,698)	(1,536)	(8,249)

Income (Loss) from continuing operations	(14,100)	(8,112)	(36,809)	(28,543)
Income (Loss) from discontinued operations, net of tax	(4,199)	(811)	(17,342)	(2,135)

NET INCOME (LOSS)	(18,299)	(8,923)	(54,151)	(30,678)

Less: Income (Loss) attributable to non-controlling interest from continuing operations	(138)	(143)	(479)	(57)

NET LOSS ATTRIBUTABLE TO TERRA TECH CORP.	$(18,161)	$(8,780)	$(53,672)	$(30,621)

Income / ( Loss) from continuing operations per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.07)	$(0.07)	$(0.20)	$(0.28)
Net Loss per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.09)	$(0.08)	$(0.29)	$(0.30)

Weighted-average number of common shares outstanding – basic and diluted	206,828,614	110,797,214	186,295,127	102,907,538

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TERRA TECH CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except Shares)

	September 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS

Current Assets:
Cash	$2,338	$1,226
Accounts receivable, net	351	693
Inventory	4,851	4,334
Prepaid expenses and other assets	457	675
Current assets of discontinued operations	183	2,440

Total current assets	8,180	9,368

Property, equipment and leasehold improvements, net	33,345	35,469
Intangible assets, net	8,028	14,871
Goodwill	6,171	21,471
Other assets	13,327	10,272
Investments	5,330	5,000
Assets of discontinued operations	2,981	22,799

TOTAL ASSETS	$77,362	$119,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$10,752	$9,525
Short-term debt	12,855	11,021
Current liabilities of discontinued operations	8,219	7,035

Total current liabilities	31,826	27,581

Long-term liabilities:
Long-term debt, net of discounts	1,877	6,570
Long-term lease liabilities	8,448	8,902
Long-term liabilities of discontinued operations	55	869
Total long-term liabilities	10,380	16,341

Total liabilities	42,206	43,923

STOCKHOLDERS’ EQUITY:
Preferred stock, convertible series A, par value 0.001: 100 shares authorized as of September 30, 2020 and December 31, 2019; 12 shares issued and 8 shares outstanding as of September 30, 2020 and December 31, 2019	-	-
Preferred stock, convertible series B, par value 0.001: 41,000,000 Shares Authorized as of September 30, 2020 and December 31, 2019; 0 Shares Issued and Outstanding as of September 30, 2020 and December 31, 2019	-	-
Common stock, par value 0.001: 990,000,000 Shares authorized as of September 30, 2020 and December 31, 2019; 211,571,970 issued and 209,263,562 outstanding as of September 30, 2020 and 120,313,386 shares issued and 118,004,978 shares outstanding as of December 31, 2019	214	120
Additional paid-in capital	274,370	260,516
Treasury Stock (2,308,408 shares of common stock, 4 shares of Preferred Stock Convertible Series A)	(808)	(808)
Accumulated deficit	(243,358)	(189,685)

Total Terra Tech Corp. stockholders’ equity	30,418	70,143
Non-controlling interest	4,738	5,184

Total stockholders’ equity	35,156	75,327

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$77,362	$119,250

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